SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2005 (May 24, 2005)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors

On May 24, 2005, the committee that administers the Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors (the “Plan”) corrected what was determined to be an inadvertent change made to the Plan as amended and restated November 30, 2000, by replacing the word “or” with the word “and” in Section 5.4. Because this change was interpretive and administerial in nature and resulted in making the vesting language in the Plan more onerous, it did not require shareholder approval. The change, however, did require the consent of the recipients of grants made under the Plan, which was obtained on May 24, 2005. The Plan has been amended and restated effective May 24, 2005 to reflect the change. The Plan is attached as Exhibit 10.1, and is hereby incorporated by reference into this Item 1.01.

Massey Energy Company Non-Employee Directors Compensation Summary

The Massey Energy Company Non-Employee Directors Compensation Summary has been revised to update both (i) the reference to the Plan, as amended and restated May 24, 2005 and (ii) the references to the Massey Energy Company Stock Plan for Non-Employee Directors that was amended and restated May 24, 2005 following shareholder approval at the 2005 Annual Meeting of Shareholders of the Registrant. The Non-Employee Directors Compensation Summary is attached as Exhibit 10.2, and is hereby incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors, as Amended and Restated Effective May 24, 2005.

10.2	Massey Energy Company Non-Employee Directors Compensation Summary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: May 31, 2005	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel & Secretary

Exhibit Index

10.1	Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors, as Amended and Restated Effective May 24, 2005.

10.2	Massey Energy Company Non-Employee Directors Compensation Summary.